Exhibit 10.1

VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of September 14, 2022 (the “Effective Date”) by and among Lavoro Limited, an exempted company incorporated with limited liability in the Cayman Islands (“New PubCo”), Lavoro Agro Limited, an exempted company incorporated with limited liability in the Cayman Islands (the “Company”), TPB Acquisition Corp. I, an exempted company incorporated with limited liability in the Cayman Islands (“SPAC”), and each of the undersigned parties listed on Schedule A hereto as the holder of Equity Interests (as defined below) (each such party, an “Equity Holder” and collectively, “Equity Holders”). Each of New PubCo, the Company, SPAC and the Equity Holders will individually be referred to herein as a “Party” and, collectively, as the “Parties”.

WHEREAS, each Equity Holder is the legal and beneficial owner of the shares of the Company listed next to its name on Schedule A (the “Equity Interests”);

WHEREAS, concurrently with the execution of this Agreement, the Company and certain other parties entered into a Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement);

WHEREAS, in consideration for the benefits to be received directly or indirectly by the Equity Holder in connection with the transactions contemplated by the Business Combination Agreement and as a material inducement to SPAC and New PubCo agreeing to enter into and consummate the transactions contemplated by the Business Combination Agreement, each Equity Holder agrees to enter into this Agreement and to be bound by the agreements, covenants and obligations contained in this Agreement; and

WHEREAS, the Parties acknowledge and agree that SPAC and New PubCo would not have entered into and agreed to consummate the transactions contemplated by the Business Combination Agreement without the Equity Holders entering into this Agreement and agreeing to be bound by the agreements, covenants and obligations contained in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I
OBLIGATIONS

1.1.          Shareholder Approval.

a)	Promptly following the date of this Agreement and in any event prior to First Effective Time, each Equity Holder shall take, or cause to be taken, any and all action necessary or advisable for such Equity Holder to approve, in its capacity as a shareholder of the Company, the transactions contemplated by the Business Combination Agreement (the “Company Approval”).

b)	Without limiting the generality, and in furtherance, of the foregoing, during the term of this Agreement, for purposes of the Company Approvals, each Equity Holder, on its own behalf and on behalf of any wholly owned subsidiary, as applicable, hereby agrees to be present for any meeting and vote (in person or by proxy), or consent to any action by written consent or resolution with respect to, as applicable, the Equity Interests (i) in favor of, and to adopt, the Business Combination Agreement, the Transaction Agreements and the transactions contemplated thereby, (ii) in favor of the other matters set forth in the Business Combination Agreement, the Transaction Agreements and the transactions contemplated thereby to the extent required for the Company to carry out its obligations thereunder, and (iii) in opposition to: (A) any Company Business Combination and any and all other proposals (1) that could reasonably be expected to delay or impair the ability of the Company to consummate the transactions contemplated by the Business Combination Agreement or any Transaction Agreement or (2) which are in competition with or materially inconsistent with the Business Combination Agreement, any Transaction Agreement and the transactions contemplated thereby or (B) any other action, proposal, transaction or agreement involving the Company or any of its subsidiaries that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the transactions contemplated by the Business Combination Agreement or any Transaction Agreement or would reasonably be expected to result in (x) any breach of any representation, warranty, covenant, obligation or agreement of the Company in the Business Combination Agreement or any Transaction Agreement, or (y) any of the conditions to the Company’s obligations under the Business Combination Agreement or any Transaction Agreement not being fulfilled.

c)	Each Equity Holder agrees not to deposit, and to cause its Affiliates not to deposit, any Equity Interests in a voting trust or subject any Equity Interests to any arrangement or agreement with respect to the voting of such Equity Interests, unless specifically requested to do so by the Company in connection with the Business Combination Agreement, the Transaction Agreements or the transactions contemplated thereby.

d)	Each Equity Holder agrees (i) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable Legal Requirements at any time with respect to the Mergers, the Agreement, the other Transaction Agreements and the transactions contemplated thereby and (ii) not to commence or participate in any claim, derivative or otherwise, against the Company, SPAC, New PubCo or any of their respective Affiliates relating to the negotiation, execution or delivery of this Agreement or the Business Combination Agreement or the consummation of the Mergers or the other transactions contemplated thereby, including any claim (A) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (B) alleging a breach of any fiduciary duty of the board of directors or similar governing body of the Company or New PubCo in connection with the Mergers, the Agreement, the other Transaction Agreements and the transactions contemplated thereby. For the avoidance of doubt, this paragraph shall not apply, or be construed to apply, to (x) an Equity Holder’s rights or obligations under the A&R Registration Rights Agreement, or (y) in respect of the exercise of any rights under the Business Combination Agreement, directly or indirectly, including pursuant to Section 10.1(g) of the Business Combination Agreement.

1.3.          Further Assurances. During the term of this Agreement, each Equity Holder agrees that it shall not take any action that would reasonably be expected to prevent, impede, interfere with or adversely affect any Equity Holder’s, the Company’s ability to perform its obligations under this Agreement and/or the Business Combination Agreement, except as expressly contemplated by this Agreement or the Business Combination Agreement. Each Equity Holder hereby agrees to promptly execute and deliver all additional agreements, documents or instruments, take, or cause to be taken, all actions and provide, or cause to be provided, all additional information or other materials as may be necessary or advisable, in each case, as reasonably determined by SPAC and the Company, in connection with, or otherwise in furtherance of, the transactions contemplated by the Business Combination Agreement or this Agreement.

1.4.          Termination of Existing Shareholders Agreements. Each Equity Holder and the Company hereby agrees that, notwithstanding anything to the contrary in any such agreement, (i) each of the agreements set forth on Schedule B hereto shall be automatically terminated and of no further force and effect (including any provisions of any such agreement that, by its terms, survive such termination) effective as of, and subject to and conditioned upon the occurrence of, the Closing and (ii) upon such termination neither the Company nor any of its Affiliates shall have any further obligations or Liabilities under or with respect to each such agreement. Without limiting the above, each of the Equity Holders who are a party to the agreements set forth on Schedule B hereby expressly and irrevocably acknowledge and agree that all terms and conditions of the respective agreements to which they are a party to were duly observed or waived, as applicable.

1.5.          Business Combination Agreement. Each Equity Holder hereby agrees to be bound by and subject to (i) Sections 8.4 (Confidentiality; Communications Plan; Access to Information), 8.6 (No SPAC Securities Transactions), and 8.8 (Disclosure of Certain Matters) of the Business Combination Agreement to the same extent as such provisions apply to the parties to the Business Combination Agreement, as if such Equity Holder is directly party thereto, and (ii) Section 8.7 (No Claim Against Trust Account) and Section 8.10(a) (No Solicitation) of the Business Combination Agreement to the same extent as such provisions apply to the Company, as if the Equity Holder is directly party thereto.

1.6.          Transfers of Equity Interests Prior to Closing. Except as expressly contemplated by the Business Combination Agreement or this Agreement or with the prior written consent of SPAC (such consent to be given or withheld in its sole discretion), from and after the date hereof until the earlier of the Closing or the termination of the Business Combination Agreement in accordance with its terms, each Equity Holder agrees not to (a) Transfer any of the Equity Interests, (b) enter into any option, warrant, purchase right or other Contract that could (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) require the Equity Holder to Transfer any of the Equity Interests, or (c) take any actions in furtherance of any of the matters described in the foregoing clauses (a) or (b). Notwithstanding the foregoing or anything to the contrary herein, the foregoing restrictions shall not prohibit a Transfer (i) if such Equity Holder is not an individual or a trust, to any of its affiliates or any investors, partners or equityholders of any of its affiliates, or (ii) if such Equity Holder is an individual or a trust, (A) by virtue of laws of descent and distribution upon death of the individual, (B) pursuant to a qualified domestic relations order or (C) to any member of such Equity Holder’s immediate family or any trust for the direct or indirect benefit of such Equity Holder or the immediate family of such Equity Holder; provided, however, that (x) such Equity Holder shall, and shall cause any such transferee of its Equity Interests, to enter into a written agreement, in form and substance reasonably satisfactory to SPAC, agreeing to be bound by this Agreement (including, for the avoidance of doubt, all of the covenants, agreements and obligations of such Equity Holder hereunder and which agreement will include, for the avoidance of doubt, the making of all of the representations and warranties of such Equity Holder set forth in Article II with respect to such transferee and its Equity Interests received upon such Transfer, as applicable) prior and as a condition to the occurrence of such Transfer, and (y) no such Transfer will relieve such Equity Holder of any of its covenants, agreements or obligations hereunder with respect to the Equity Interests so transferred, unless and to the extent actually performed, or will otherwise affect any of the provisions of this Agreement (including any of the representations and warranties of such Equity Holder hereunder). For purposes of this Agreement, (a) “Beneficially Own” has the meaning ascribed to it in the Exchange Act; (b) “Transfer” shall mean the (i) direct or indirect transfer, sale or assignment of, offer to sell, contract or any agreement to sell, hypothecate, pledge, encumber grant of any option to purchase or otherwise dispose of, either voluntarily or involuntarily, or any agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (b)(i) or (b)(ii); (c) “immediate family” shall mean a spouse, domestic partner, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the applicable party hereto; and (d) “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE EQUITY HOLDERS

2.1.          Each Equity Holder hereby represents and warrants to SPAC and New PubCo that:

a)	Title. Each Equity Holder holds good, valid and marketable title to the Equity Interests set forth opposite the Equity Holder’s name on Schedule A, free and clear of any mortgage, pledge, security interest, conditional sale or other title retention agreement, encumbrance, lien, easement, option, debt, charge, claim or restriction of any kind except as set forth in Schedule A.

b)	Authorization. Each Equity Holder has full power and authority (including any spouse consent) to enter into this Agreement, and this Agreement, assuming the due authorization, execution and delivery of this Agreement by all other parties, constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy Legal Requirements, other similar Legal Requirements affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

c)	No Conflict. Neither the execution and delivery of this Agreement by the Equity Holder nor the performance of the Equity Holder’s obligations hereunder (i) violates any provision of any Legal Requirements applicable to the Equity Holder, (ii) would, directly or indirectly, result in any breach of any provision of the Equity Holder’s Governing Documents, (iii) conflicts with, result in a breach under or give rise to any right of termination of any document, agreement or instrument to which the Equity Holder is a party, or (iv) result in the creation or imposition of any mortgage, pledge, security interest, conditional sale or other title retention agreement, encumbrance, lien, easement, option, debt, charge, claim or restriction of any kind upon the Equity Interests except as disclosed on Schedule A.

d)	No Consents. No consent, waiver, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any court, administrative agency or commission or any other governmental authority, instrumentality, agency or commission or any third party (including a party to any agreement with the Equity Holder), is required by or with respect to the delivery of this Agreement and the consummation of the transactions contemplated hereby.

e)	Ownership. The Equity Holder is the beneficial and record owner of the Equity Interests set forth next to the Equity Holder’s name on Schedule A. The Equity Interests collectively constitute 100% of the Equity Holder’s interest in the Company and the Equity Holder does not own, beneficially or of record, any other equity, equity-linked or similar securities of the Company or any of its Subsidiaries or have the right to acquire any equity, equity-linked or similar securities of the Company or any of its Subsidiaries. The Equity Holder acknowledges that the Equity Holder’s execution and delivery of this Agreement in respect of such Equity Interests held by such Equity Holder is a material inducement to SPAC’s willingness to enter into and consummate the transactions contemplated by the Business Combination Agreement. By executing this Agreement, each Equity Holder further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any person, with respect to any of the Equity Interests except as disclosed on Schedule A. The Equity Holder has the sole right to vote (and provide consent in respect of, as applicable) the Equity Interests set forth next to the Equity Holder’s name on Schedule A and, except for this Agreement, the Business Combination Agreement and as disclosed on Schedule A, the Equity Holder is not party to or bound by (i) any option, warrant, purchase right, or other Contract that could (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) require the Equity Holder to Transfer any of the Equity Interests or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of any of the Equity Interests.

f)	Legal Proceedings. There is no Legal Proceeding pending or, to the Equity Holder’s knowledge, threatened against or involving the Equity Holder or any of its Affiliates that, if adversely decided or resolved, would reasonably be expected to adversely affect the ability of the Equity Holder to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect.

g)	Orders. There is no Order or Legal Requirement issued by any court of competent jurisdiction or other Governmental Entity, or other legal restraint or prohibition relating to the Equity Holder or any of its Affiliates that could reasonably be expected to adversely affect the ability of the Equity Holder to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect.

h)	Independent Review. The Equity Holder, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, SPAC and New PubCo and the transactions contemplated by this Agreement, the Business Combination Agreement and the other Transaction Agreements and (ii) it has been furnished with or given access to such documents and information about SPAC and New PubCo and their respective businesses and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement or the other Transaction Agreements to which he, she or it is or will be a party and the transactions contemplated hereby and thereby.

i)	Non-Reliance. In entering into this Agreement and the other Transaction Agreements to which it is or will be a party, the Equity Holder has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in the Transaction Agreements to which it is or will be a party and no other representations or warranties of SPAC or New PubCo (including, for the avoidance of doubt, none of the representations or warranties of SPAC or New PubCo set forth in the Business Combination Agreement or any other Transaction Agreement) or any other Person, either express or implied, and the Equity Holder, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in this Agreement or in the other Transaction Agreements to which it is or will be a party, none of SPAC or New PubCo or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Business Combination Agreement or the other Transaction Agreements or the transactions contemplated hereby or thereby.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SPAC

3.1.          The Company hereby represents and warrants to each Equity Holder that:

a)	Organization. The Company is an exempted company incorporated with limited liability in the Cayman Islands and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. As of the Effective Date, the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

b)	Authorization. The Company has full power and authority to enter into this Agreement, and this Agreement, assuming the due authorization, execution and delivery of this Agreement by all other parties, constitutes a valid and legally binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy Legal Requirements, other similar Legal Requirements affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

c)	No Conflict. Neither the execution and delivery of this Agreement by the Company nor the performance of the Company’s obligations hereunder violates any provision of law applicable to the Company or conflicts with any document, agreement or instrument to which the Company is a party.

3.2.          SPAC hereby represents and warrants to each Equity Holder that:

a)	Organization. SPAC is an exempted company incorporated with limited liability in the Cayman Islands and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. As of the Effective Date, SPAC is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

b)	Authorization. SPAC has full power and authority to enter into this Agreement, and this Agreement, assuming the due authorization, execution and delivery of this Agreement by all other parties, constitutes a valid and legally binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy Legal Requirements, other similar Legal Requirements affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

c)	No Conflict. Neither the execution and delivery of this Agreement by SPAC nor the performance of SPAC’S obligations hereunder violates any provision of law applicable to SPAC or conflicts with any document, agreement or instrument to which SPAC is a party.

ARTICLE IV
MISCELLANEOUS

4.1.          Notices. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 12.1 of the Business Combination Agreement to the applicable Party at its principal place of business. Any notice to any Equity Holder shall be sent to the address set forth on the signature page hereto.

4.2.          Assignment. No party shall assign or delegate (in whole or in part) its rights or obligations under this Agreement without the prior written consent of the other parties.

4.3.          Binding Nature. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns and shall be enforceable by the parties hereto and their respective successors and permitted assigns.

4.4.          Termination. This Agreement shall automatically terminate upon the earliest to occur of (a) the Closing and (b) the date on which the Business Combination Agreement is terminated for any reason in accordance with its terms. In the event of a valid termination of the Business Combination Agreement, this Agreement shall be of no force and effect. No such termination or reversion shall relieve any Equity Holder from any obligation accruing, or liability resulting from an intentional breach of this Agreement occurring prior to such termination or reversion

4.5.          Miscellaneous. Sections 12.2 through 12.10 and Sections 12.12 through 12.14 of the Business Combination Agreement shall apply mutatis mutandis to this Agreement.

[Remainder of this page was intentionally left in blank. Execution pages follow.]

IN WITNESS WHEREOF, the Parties have executed and delivered this Voting and Support Agreement as of the date first above written.

TPB ACQUISITION CORP. I

By:	/s/ David Friedberg
Name: David Friedberg
Title: Chief Executive Officer

[Signature Page to Voting and Support Agreement]

LAVORO AGRO LIMITED

By:	/s/ Ruy Cunha
Name: Ruy Marcos Laguna Cunha
Title: Director

By:	/s/ Laurence Gomes
Name: Laurence Beltrão Gomes
Title: Chief Financial Officer

[Signature Page to Voting and Support Agreement]

LAVORO LIMITED

By:	/s/ Daniel Fisberg
Name:	Daniel Fisberg
Title:	Director

By:	/s/ Peter Estermann
Name:	Peter Estermann
Title:	Director

[Signature Page to Voting and Support Agreement]

PRIVATE EQUITY INVESTMENTS V, L.P.

By:
Name:
Title:
Address: Suite 302, 4001 Kennett Pike, Wilmington, DE 19807, United States

BRAZILIAN PRIVATE EQUITY OPPORTUNITIES V, L.P.

By:
Name:
Title:
Address: Suite 302, 4001 Kennett Pike, Wilmington, DE 19807, United States

PE FUND V, L.P.

By:
Name:
Title:
Address: Suite 302, 4001 Kennett Pike, Wilmington, DE 19807, United States

PBPE FUND V (CAYMAN 2), L.P.

By:
Name:
Title:
Address: PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands

[Signature Page to Voting and Support Agreement]

Schedule A

Equity Interests

Shareholder	Shares
Private Equity Investments V, L.P.	32.70
Brazilian Private Equity Opportunities V, L.P.	32.65
PE Fund V, L.P.	32.03
PBPE Fund V (Cayman 2), L.P.	2.62
TOTAL	100